CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 7, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-83429 and 811-3726) of Dreyfus New York Tax Exempt Bond Fund, Inc.





                                        /s/ERNST & YOUNG LLP
                                        Ernst & Young LLP

New York, New York
September 22, 2003